UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 July 13, 2006

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	001-31744	41-0950791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California  93111
(Address of principal executive offices, including zip code)

(805) 879-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 13, 2006, the Compensation Committee of the Board of Directors of Mentor Corporation (the "Company")  approved a grant of  45,000 performance stock units award (the "PSU") under the Company's 2005 Long Term Incentive Plan to Mr. Joshua Levine, Chief Executive Officer and President .  The PSU will vest subject to the attainment of specified targets for "total shareholder return" as defined by the Compensation Committee from June 24, 2006 to March 31, 2009 and Mr. Levine and other participants will receive as little as zero shares of the Company's common stock if less than 85% of the total shareholder return criteria is met, and up to 200% of the targeted number of shares if the total shareholder return meets or exceeds 150% of the targeted criteria.  Mr. Levine was awarded 45,000 PSUs, which at the maximum 200% of target number of shares could ultimately result in 90,000 units vesting on March 31, 2009 and the issuance of 90,000 shares of Company Common Stock.

Pursuant to the terms of the Plan and the Executive Performance Stock Unit Award Agreement (the "PSU Award Agreement"), the PSUs shall vest as to an applicable percentage of the award, based upon, during a period from June 23, 2006 to March 31, 2009, the change in the market price of the Company's common stock on the New York Stock Exchange relative to the total change in price of the Russell 2500 Growth Index (such quotient, the "TSR Percentage").  If the TSR Percentage is less than 85%, no portion of the PSU will vest.  If the TSR Percentage meets or exceeds 150%, then 200% of the targeted PSU number will vest. The PSU will not vest unless the participant is continuously employed or providing service through March 31, 2009.  Any unvested portion of the PSU or any interest therein, generally may not be sold, assigned, pledged or otherwise disposed of, alienated or encumbered.  The participant shall be entitled to cash dividends with respect to the shares underlying the PSU but such payments shall not be made unless the PSU vests.  The participant shall not have any voting rights with respect to the PSU until the PSU vests.  Any such rights, however, shall terminate as to any shares subject to the PSU forfeited to the Company (as described below).

If the participant ceases to be employed or ceases to provide services to the Company, the participant's unvested PSU shall be forfeited; however, if such termination is a termination for death, total disability, without cause, or resignation for Good Reason, the PSUs shall remain eligible to vest and if the TSR Percentages are satisfied, shall be paid to the participant.  If there is a Change in Control Event (as defined in the PSU Award Agreement) prior to March 31, 2009, the PSUs shall vest as to the greater of: (i) the TSR Percentage was 100% or (ii) the actual TSR Percentage for the period between June 23, 2006 and the closing of the Change of Control transaction.

A copy of the form of PSU Award Agreement is filed as Exhibit 10.1 and the prior description is qualified entirely by such agreement, which is deemed incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
10.1	Form of Executive Performance Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR CORPORATION

Date: July 17, 2006	By:	/s/LOREN L. MCFARLAND
	Name: Title:	Loren L. McFarland Vice President, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Executive Performance Stock Unit Award Agreement